Exhibit 5.1

WILLIAM A. SANKBEIL

ROBERT R. NIX II

MONTE D. JAHNKE

PATRICK McLAIN

CURTIS J. DeROO

MICHAEL D. GIBSON

DANIEL G. BEYER

JAMES R. CASE

GEORGE J. CHRISTOPOULOS

STEPHEN D. McGRAW

KURT R. VILDERS

JAMES R. CAMBRIDGE

THOMAS R. WILLIAMS

EDWARD C. CUTLIP, JR.

MARK M. CUNNINGHAM

MARK J. STASA

JOANNE GEHA SWANSON

ROBERT E. FORREST

ROBERT J. PINEAU

JEFFREY A. BRANTLEY

PATRICK J. HADDAD

RICHARD C. BUSLEPP

ERIC I. LARK

JAMES E. DeLINE

DANIEL J. SCHULTE

MICHAEL D. CARROLL

FRED K. HERRMANN

MICHAEL A. SNEYD

KERR, RUSSELL AND WEBER, PLC ATTORNEYS AND COUNSELORS Established 1874 DETROIT CENTER SUITE 2500 500 WOODWARD AVENUE DETROIT, MICHIGAN 48226-3427

JOHN D. GATTI

KEVIN T. BLOCK

LARRY L. JUSTICE, JR.

RICARDO J. LARA, JR.

JEAN H. KIM

BRIAN L. NEMES

CHARLES G. CALIO

JASON C. YERT

TIMOTHY P. BLISS

DANIEL P. MICHAEL

DAVID R. JANIS

DAVID J. DEN DOOVEN

ALLISON B. CLEMENTS

P. WARREN HUNT

DANIEL J. FERRIS

MATTHEW L. POWELL

ALEKSANDRA M. DORAN

JONATHAN S. BERG

MICHAEL N. PAPPAS

WILLIAM C. LENTINE

OF COUNSEL

RICHARD D. WEBER

ROBERT A. MARSAC

A. STEWART KERR (1915-1990)

ROBERT G. RUSSELL (1928-1997)

ROY H. CHRISTIANSEN (1932-2000)

TELEPHONE (313) 961-0200 FACSIMILE (313) 961-0388 HTTP://WWW.KRWLAW.COM
TROY OFFICE 201 W. BIG BEAVER RD., SUITE 260 TROY, MICHIGAN 48084 (248) 740-9820

July 3, 2008

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Re:	Quantum Fuel Systems Technologies Worldwide, Inc. Registration Statement on Form S-3 Regarding the Registration of 15,000,000 Shares of Common Stock Issuable under Common Stock Purchase Warrants

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the registration statement on Form S-3 of the Company (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The purpose of the Registration Statement is to register with the Commission under the Act up to Fifteen Million (15,000,000) shares of the Company’s common stock, $0.001 par value per share (the “Warrant Shares”), issuable upon the exercise of certain warrants (the “Warrants”) of the Company to purchase common stock held by the selling security holders named in the Registration Statement and which were issued in connection with a private placement offering that closed on June 22, 2007.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with the Registration Statement, we have only examined the following documents:

KERR, RUSSELL AND WEBER, PLC

Board of Directors

July 3, 2008

A. The Registration Statement relating to the Warrant Shares, dated July 3, 2008, represented as filed with the Commission on July 3, 2008, excluding Exhibits 23.2, 23.3 and 24.1.

B. Copies of the Certificate of Incorporation, as filed with the Secretary of State of Delaware (the “Secretary of State”) on October 13, 2000, as amended by that certain Certificate of Correction, as filed with the Secretary of State on October 19, 2000, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on June 1, 2001, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on August 16, 2001, as further amended by that certain Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on July 23, 2002, as further amended by that certain Amended and Restated Certificate of Incorporation, dated and filed with the Secretary of State on March 3, 2005, and as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on October 2, 2007 (collectively, the “Certificate of Incorporation”), all of the preceding certified as being a true, correct and complete copy by an officer of the Company.

C. Copy of the Amended and Restated Bylaws of the Company dated July 23, 2002 (the “Bylaws”), certified as being a true, correct and complete copy by an officer of the Company.

D. A specimen copy of the Warrants.

E. Copies of certain resolutions of the board of directors of the Company relating to the Warrant Shares, certified as being a true, correct and complete copy by an officer of the Company.

F. A Certificate of Good Standing issued by the Secretary of State dated June 26, 2008.

The documents listed in items A through F above are referred to in this letter as the “Transaction Documents.”

In rendering the opinions set forth below, we have made the following assumptions, limitations and qualifications:

a. In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as facsimile, electronic, certified, conformed or photostatic copies, the authenticity of the originals of such copies, and

KERR, RUSSELL AND WEBER, PLC

Board of Directors

July 3, 2008

the accuracy and completeness of all records made available to us by the Company, (ii) the parties, other than the Company, to executed documents or documents to be executed, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties, (iii) the terms of the Warrant Shares will have been established so as not to violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or its properties are subject or (2) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the accuracy of the statements as to factual matters made by the Company and public officials, although, to our knowledge, we are not aware of any information that leads us to believe that any of these statements are inaccurate, (v) each natural person executing any instrument, document or agreement is legally competent to do so, (vi) all corporate records made available to us by the Company are accurate and complete, (vii) the Transaction Documents have not been amended and are true, correct and complete, (viii) the Warrant Shares will be issued as described in the Registration Statement, (ix) the recipient of the Warrant Shares will pay and transfer the consideration required by the Registration Statement, (x) there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company that might delay, prevent, hinder or impair in any way the Company’s ability to enter into and fully perform the Company’s commitments, obligations and undertakings described in the Registration Statement and (xi) all Warrant Shares will be free and clear of liens and restrictions on the Company’s power or authority to sell and transfer the Warrant Shares as described in the Registration Statement.

b. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

c. The opinions herein are rendered as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to supplement or update this letter if, after the date hereof, any subsequent change in the facts stated or assumed herein, the applicable laws or any matters occur or come to our attention that might change the opinions expressed herein.

d. Members of our firm are admitted to the bar in the State of Michigan and we do not express any opinion as to matters governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The Warrant Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

July 3, 2008

e. Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter.

f. To the extent that the opinions herein relate to the binding effect or enforceability of any agreement or instrument referred to herein (i) the opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws affecting creditors’ rights and remedies generally; and (ii) the enforceability of certain provisions of any such agreement or instrument may be subject to the application of principles of equity, whether in a proceeding at law or in equity.

Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Warrant Shares have been duly authorized for issuance and will be upon exercise of the Warrants in accordance with the terms of the Warrants, validly issued, fully paid and nonassessable.

This letter may be relied upon only by you and only in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, neither this letter nor any opinion expressed herein is to be filed with any government agency, quoted or referred to in any public or other document, circulated, delivered or disclosed to, or relied upon or otherwise used by, any other person or entity, or for any other purpose without our prior express written consent. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Respectfully,

KERR, RUSSELL AND WEBER, PLC

/s/ Michael D. Gibson

Michael D. Gibson